Exhibit 7.02

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of [●], is made and entered into between (i) [●] holder of PRC identity card number [●] (the “Seller”); (ii) XD. Engineering Plastics Company Limited, a company incorporated in the British Virgin Islands (the “Buyer”); and (iii) China XD Plastics Company Limited, a Nevada corporation (the “Company”). The Seller, the Buyer and the Company are hereinafter referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Seller holds [●] shares (the “Shares”) of the common stock of the Company; and

WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase [●] Shares (the “Target Shares”) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF THE TARGET SHARES

1.1.	Purchase and Sale of the Target Shares. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Target Shares from Seller, and Seller agrees to sell the Target Shares to Buyer.

1.2.	The Purchase Price. The purchase price for the Target Shares shall be [●] (the "Purchase Price"), which shall be payable in cash, at such timing after the Closing to be agreed between Buyer and Seller, and in any event no later than December 31, 2024.

2.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

2.1	Authority and Due Execution. Seller has the full power and authority to enter into this Agreement and perform his obligations hereunder. This Agreement is the valid and binding agreement of Seller enforceable in accordance with its terms.

2.2	Title to Shares. (i) Seller is the owner, beneficially and of record, of all of the Target Shares; (ii) Seller has good, valid and marketable title to the Target Shares, free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Target Shares; (iii) at the date of this Agreement Seller shall have conveyed to Buyer good, valid and marketable title to all of the Target Shares, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever (other than restrictions on transfer imposed by federal and state securities law); and (iv) the Target Shares were duly authorized and issued and are fully paid.

2.3	Corporate Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

2.4	Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein by Seller, will (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Seller is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller.

2.5	Certain Agreements. Seller is not a party to any voting trust agreement or any other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to or affecting the Target Shares.

2.6	Litigation. There is no claim, action, suit, arbitration proceeding, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory or self-regulatory body or association or any private arbitration tribunal now pending, or, to the knowledge of Seller, threatened, against, relating to or affecting the the transactions contemplated by this Agreement, or any of the Target Shares.

2.7	Information and Statements. No representation or warranty made, by or on behalf of Seller, to Buyer, with respect to the Target Shares, or the transactions contemplated hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

2.8	Brokers and Finders. Neither the Seller nor any of its agents have engaged or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby.

3.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

3.1	Authority and Due Execution. Buyer has the full power and authority to enter into this Agreement and perform his obligations hereunder. This Agreement is the valid and binding agreement of Buyer enforceable in accordance with its terms.

3.2	No Violations. Neither the execution and delivery of this Agreement by Buyer, the consummation by Buyer of the transactions herein contemplated nor compliance by Buyer with the terms and provisions hereof will conflict with, or result in a breach of, any of the terms, conditions or provisions of (i) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; (ii) any material provision of the laws of the State or States by which Buyer is bound; or (iii) any order, judgment, decree, writ or injunction by which Buyer is bound.

3.3	Brokers and Finders. Neither Buyer nor any agents of Buyer have engaged or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby.

4.	CONDITIONS TO CLOSING

4.1	Conditions Precedent to Buyer’s Performance. The obligation of Buyer to consummate the transaction in accordance with this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any of which may be waived by Buyer, in whole or in part, in its sole discretion:

(a)	Compliance with this Agreement. (i) Seller shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by them on or prior to the Closing Date, and (ii) the representations and warranties of Seller set forth in Article 2 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date.

(b)	Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Seller as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained.

(c)	No Illegality. It shall not have become illegal under any statute, rule, order or regulation of United States, any state, or any local or foreign government or any agency thereof, for Buyer to perform the transactions contemplated by this Agreement.

(d)	Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation.

4.2	Conditions Precedent to Seller’s Performance. The obligation of Seller to consummate the transaction in accordance with this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any of which may be waived by Seller, in whole or in part, in his sole discretion:

(a)	Compliance with this Agreement. (i) Buyer shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by him on or prior to the Closing Date, (ii) the representations and warranties of Buyer set forth in Article 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date.

(b)	Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Buyer as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained.

(c)	No Illegality. It shall not have become illegal under any statute, rule, order or regulation of the United States, any state, any local or foreign government or any agency thereof for Seller to perform the transactions contemplated by this Agreement.

(d)	Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation.

5.	THE CLOSING

5.1	The consummation of the transfer of the Target Shares from the Seller to the Buyer (the “Closing”) shall take place as of the date of this Agreement.

5.2	on the earliest date convenient to the parties hereto on which all of the conditions to Closing hereunder have been satisfied (the "Closing Date").

5.3	At the Closing, the Seller shall deliver to the transfer agent of the Company (a) the original share certificate(s) representing Target Shares and (b) a duly executed stock power in the form attached hereto as Exhibit A.

5.4	At the Closing, the Company shall (i) update its share ledger to record and give effect to the sale of Target Shares to the Buyer, (ii) cancel the share certificates delivered in accordance with clause 5.2. As soon as reasonably practicable after the Closing Date, the Company shall cause the transfer agent to reissue and deliver to the Buyer the original share certificate in the name of the Buyer evidencing the number of Target Shares purchased by the Buyer.

6.	INDEMNIFICATION

6.1	Seller shall defend, indemnify, and hold Buyer harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon Buyer arising out of or relating to (i) any failure or breach by Seller to perform any of their covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Seller contained in this Agreement.

6.2	Buyer shall defend, indemnify, and hold Seller harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon Seller arising out of or relating to (i) any failure or breach by Buyer to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of Buyer contained in this Agreement.

7.	MISCELLANEOUS

7.1	Expenses. Buyer and Seller shall each bear its own expenses in connection with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors and representatives, regardless of whether the transactions contemplated by this Agreement are consummated at Closing or this Agreement is terminated.

7.2	Counterparts. This Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

7.3	Waiver and Amendment. Buyer and Seller may by written instrument signed by each of them (i) extend the time for the performance of any of the obligations or other acts of the other party and (ii) may waive compliance, performance, or satisfaction of any of the conditions or obligations contained in this Agreement.

7.4	Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Exhibits hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

7.5	Specific Performance. Buyer and Seller agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, Buyer and Seller shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.6	Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

7.7	Governing Law and Attorneys’ Fees. This Agreement shall be governed by and construed in accordance with the laws of Nevada. In the event of any action at law or suit in equity in relation to this Agreement or any Exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its or his attorneys’ fees and all other costs and expenses of such action or suit.

7.8	Captions. The captions of the various paragraphs and subparagraphs hereof and on the Exhibits hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Exhibits.

7.9	Further Action. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full title to the Target Shares, the appropriate person or persons shall take such action as promptly as practicable.

7.10	Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing.

7.11	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.12	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS HEREOF, the Parties hereby cause this Agreement to be executed as of the date first above written.

BUYER

By: ________________________
Name:

SELLER

By: ________________________
Name:

COMPANY

By: ________________________
Name: ________________________
Title:

EXHIBIT A

FORM OF STOCK POWER

Stock Power

FOR VALUE RECEIVED, the undersigned does hereby sell, assign, transfer, and convey to XD. Engineering Plastics Company Limited, a company incorporated in the British Virgin Islands, free and clear of any lien, pledge, encumbrance, or other security interest, all legal and beneficial right, title and interest in and to [NUMBER OF SHARES] shares of [CLASS OF STOCK] stock of China XD Plastics Company Limited, a Nevada corporation (the “Company”), standing in the name of the undersigned on the books of the Company and represented by one or more of stock certificate numbers [CERTIFICATE NUMBERS], and does hereby irrevocably constitute and appoint the Company’s Secretary as the undersigned’s true and lawful attorney, for the undersigned and in the undersigned’s name and stead, for the purpose of documenting such sale, assignment, transfer, and conveyance, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated effective as of December 8, 2019.

Signed: ______________________________

Print Name: ___________________________